Putnam Capital Appreciation Fund
11/30/05 Semi Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A
For the period ended November 30, 2005, Putnam Management has assumed $3,570 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

85B
Additional Information about Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.

72DD1 000s omitted

Class A		      0
Class B		      0
Class C		      0

72DD2 000s omitted

Class M		      0
Class R		      0
Class Y              0


74U1 000s omitted

Class A		 23,188
Class B		 11,381
Class C		    184

74U2 000s omitted

Class M		    799
Class R		      1
Class Y		    334

74V1
Class A		 $20.17
Class B		  19.00
Class C		  19.40

74V2
Class M		 $19.35
Class R		  20.07
Class Y		  20.18